Filed Pursuant to Rule 424(b)(7)

Registration No. 333-295779

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 11, 2026)

36,894,839 Shares of Class A Common Stock

This prospectus supplement relates to an aggregate of 36,894,839 shares of our Class A common stock, par value $0.0001 per share (“Common Stock”), that are being registered to satisfy certain registration rights pursuant to that certain registration rights agreement, among the Company and the holders of Secured Notes (defined below), dated September 4, 2026 (the “Registration Rights Agreement”). These shares of Common Stock may be offered from time to time by the selling securityholders identified in the “Selling Securityholders” section of this prospectus supplement (the “selling securityholders”). We will not receive any of the proceeds from any such sales and have agreed to pay certain registration expenses.

This registration relates to 36,894,839 shares of Common Stock issued in connection with that certain notes restructuring agreement, dated as of April 21, 2026 (the “Notes Restructuring Agreement”), by and among us, LivePerson, Inc. (“LivePerson”) and each of the holders of LivePerson’s First Lien Convertible Secured Notes due 2029 and LivePerson’s Second Lien Senior Subordinated Secured Notes due 2029 (collectively, the “Secured Notes”). The Notes Restructuring Agreement was entered into concurrently with the execution by the Company of the Merger Agreement with LivePerson, and provides, among other things, that the holders of the Secured Notes will release and deem satisfied the Secured Notes in exchange for shares of Common Stock. These shares of Common Stock are being registered pursuant to the registration rights we granted to such selling securityholders in the Registration Rights Agreement.

The selling securityholders may offer and sell from time to time, together or separately, the Common Stock described in this prospectus supplement and the accompanying prospectus through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. See “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus supplement and the accompanying prospectus describing the method and terms of the offering of such securities.

Our Common Stock is listed on the Nasdaq Global Select Market under the ticker symbol “SOUN.” On August 31, 2026, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $7.16 per share.

Investing in our securities involves risks. See the “Risk Factors” on page S-2 of this prospectus supplement, in the similar section contained in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 4, 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, which became automatically effective upon filing, utilizing a “shelf” registration process, and relates to the offering of our Common Stock. Before buying any of the Common Stock that the selling securityholders are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We and the selling securityholders provide information to you about this offering of our Common Stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling securityholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us or the selling securityholders in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When we refer to “SoundHound,” “we,” “our,” “us,” the “Company” and “our company” in this prospectus supplement, we mean SoundHound AI, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of, and potential investors in, our Common Stock.

S-ii

TRADEMARKS

We have proprietary rights to trademarks used in this prospectus supplement that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

S-iii

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.

Our website address is https://www.soundhound.com. The information contained on, or accessible through, our website does not constitute part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC, but excluding any information furnished to, rather than filed with, the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 11, 2026 and August 10, 2026, respectively;

●	Our Current Reports on Form 8-K/A filed with the SEC on November 17, 2025 and on Form 8-K filed with the SEC on March 18, 2026, April 21, 2026, May 27, 2026, July 2, 2026, July 13, 2026, July 24, 2026, and September 2, 2026;

●	The section entitled “Risk Factors” in our proxy statement/prospectus on Form S-4/A filed with the SEC on July 8, 2026; and

●	The description of our Common Stock and warrants contained in our Registration Statement on Form 8-A filed with the SEC on March 10, 2021 and the Description of Securities filed as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such information.

S-iv

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

SoundHound AI, Inc.

5400 Betsy Ross Drive

Santa Clara, CA 95054

Attention: Corporate Secretary

(408) 441-3200

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

S-v

THE COMPANY

Overview

SoundHound AI, Inc. is a global leader in voice and conversational AI, delivering solutions that allow businesses to offer superior experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators and service providers across retail, financial services, healthcare, automotive, telecom, smart devices, and restaurants. SoundHound’s groundbreaking AI-driven products include Smart Answering, Smart Ordering, Dynamic Drive-Thru, and the Amelia Platform, which powers AI Agents for enterprise. In addition, SoundHound’s Agentic AI for Automotive and Autonomics, a category-leading operations platform that automates IT processes, has enabled SoundHound to power millions of products and services, and process billions of interactions each year for world-class businesses.

Corporate Information

SoundHound AI, Inc. is incorporated under the laws of the State of Delaware. Our principal executive office is located at 5400 Betsy Ross Drive, Santa Clara, California 95054, and our telephone number is (408) 441-3200. Our website address is https://www.soundhound.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus supplement. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this prospectus supplement or any other document that we file with or furnish to the SEC.

RISK FACTORS

Investment in the Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. Before deciding whether to invest in our Common Stock, you should carefully consider the risk factors below and the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, the proxy statement/prospectus on Form S-4/A filed with the SEC on July 8, 2026 and Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the Common Stock offered. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. For more information about our SEC filings, please see “Where You Can Find More Information; Incorporation by Reference.”

You may experience future dilution as a result of future equity offerings or the exercise of our outstanding options and warrants, or settlement of our restricted stock units.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock. We may sell shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in any other offering at a price per share that is less than the price per share paid by investors in any offering pursuant to this prospectus supplement. Further, the exercise of our outstanding options and warrants, or settlement of our restricted stock units, may adversely affect our stock price. To the extent warrants or options are exercised, or our restricted stock units settle, additional shares of Common Stock will be issued and outstanding, which will dilute existing stockholders. Our stock price may also be affected due to sales of a large number of shares of our Common Stock or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities and could adversely impact the terms under which we could obtain additional equity capital. Exercise of our outstanding options and warrants, or settlement of restricted stock units, or any future issuance of additional shares of our Common Stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our Common Stock, may result in significant dilution to our stockholders and may decrease our stock price.

Fluctuations in the price of our Common Stock, including as a result of actual or anticipated sales of shares by us and/or our directors, officers or stockholders, may make our Common Stock more difficult to resell.

The market price and trading volume of our Common Stock may be subject to significant fluctuations due not only to general stock market conditions, but also to changes in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity, or sales of our securities, including pursuant to this prospectus supplement. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our Common Stock may be affected by actual or anticipated sales of Common Stock by us and/or our directors, officers or stockholders, including the selling securityholders, whether in the market, in connection with business transactions, in this offering or in subsequent public offerings. Sales of a substantial number of shares of our Common Stock by the selling securityholders, or the perception that such sales may occur, could adversely affect the market price of our Common Stock and could make it more difficult for us to raise capital through future offerings of our securities. Stock markets in general have at times experienced extreme volatility unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock, regardless of our operating results.

As a result, these fluctuations in the market price and trading volume of our Common Stock may make it difficult to predict the market price of our Common Stock in the future, cause the value of your investment to decline and make it more difficult to resell our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our ability to execute our business strategy, including launching new product offerings and expanding information and technology capabilities; our market opportunity and our ability to acquire new customers and retain existing customers; the timing and impact of our growth initiatives on our future financial performance; our ability to integrate the businesses and operations from our recent acquisitions with our current operations to realize the expected benefits of those acquisitions; our ability to close our pending acquisition of LivePerson; our ability to protect intellectual property and trade secrets; our ability to obtain additional capital, as necessary, including equity or debt financing, on terms that are acceptable to us, if at all; changes in applicable laws or regulations and extensive and evolving government regulations that impact our operations and business; our ability to attract or maintain a qualified workforce; level of product service failures that could lead our customers to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including with respect to our AI technology; risks relating to uncertainty of our estimates of market opportunity and forecasts of market growth; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described under “Risk Factors” in Item 1A of Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of Part II and elsewhere in our Form 10-K for the year ended December 31, 2025, as further updated in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2 of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, in our subsequent filings with the SEC and in this prospectus supplement.

Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement or the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary materially from those expressed or implied by these forward-looking statements. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

Any forward-looking statements made herein speak only as of the date of this prospectus supplement, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock being offered by the selling securityholders.

SELLING SECURITYHOLDERS

The selling securityholders identified in the table below may, from time to time, offer and sell up to 36,894,839 shares of Common Stock offered by this prospectus supplement and the accompanying prospectus. When we refer to the selling securityholders identified in the table below, we mean the entities identified in the table, and the donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest who after the date of this prospectus supplement come to hold any of such selling securityholders’ respective interests in our Common Stock other than through a public sale.

The possible resale from time to time of our Common Stock by the selling securityholders identified in the table below relates to 36,894,839 shares of our Common Stock issued in connection with the Notes Restructuring Agreement. The Notes Restructuring Agreement was entered into concurrently with the execution by the Company of the Merger Agreement with LivePerson, and provides, among other things, that the holders of the Secured Notes will release and deem satisfied the Secured Notes in exchange for shares of Common Stock. These shares of Common Stock are being registered pursuant to the registration rights we granted to such selling securityholders in the Registration Rights Agreement.

The following table sets forth information as of September 4, 2026, regarding the beneficial ownership of our Common Stock held by the selling securityholders identified below, and the number of shares of our Common Stock that may from time to time be offered or sold by the selling securityholders pursuant to this prospectus supplement. We have prepared the following table based on information given to us by, or on behalf of, the selling securityholders identified below on or before the date hereof with respect to the beneficial ownership of our Common Stock held by such selling securityholders.

We have not independently verified this information, and this information may change from time to time and any changed information will be set forth in amendments or supplements to this prospectus supplement, if and when necessary. The selling securityholders identified below may offer all, some or none of their Common Stock, and we cannot advise you as to whether they will in fact sell any or all of such Common Stock. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our Common Stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

The number of shares of Common Stock beneficially owned by each selling securityholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any Common Stock over which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 411,576,753 shares of Class A Common Stock outstanding as of August 31, 2026. Except as otherwise indicated, and subject to applicable community property laws, the persons identified in the table have sole voting and investment power with respect to all Common Stock held by that person. The information regarding Common Stock beneficially owned after the offering assumes the sale of all Common Stock offered by the selling securityholders identified below, and that such selling securityholders do not acquire any additional Common Stock or additional securities convertible, exchangeable or exercisable into additional Common Stock. Information in the table below is based on information filed with the SEC or obtained from the persons identified below.

	Beneficial Ownership of Class A Common Stock Prior to this Prospectus Supplement		Maximum Number of Class A Common Stock Subject to Resale Pursuant to this Prospectus Supplement	Beneficial Ownership After Resale of All Class A Common Stock Subject to Resale Pursuant to this Prospectus Supplement
Selling Securityholders	Number	%	Number	Number	%
Lynrock Lake Master Fund LP (1)	25,142,335	6.1	25,142,335	—	*
Aequim Arbitrage Master Fund LP (2)	280,823	*	280,823	—	*
DS Liquid Div RVA AEQ LLC (2)	43,071	*	43,071	—	*
Calamos Market Neutral Income Fund (3)	602,995	*	602,995	—	*
Calamos Global Convertible Fund (4)	18,372	*	18,372	—	*
Calamos Global Convertible Fund (sub fund of GemCap Investment Funds (Ireland) plc) (5)	85,680	*	85,680	—	*
Calamos Global Dynamic Income Fund (6)	6,030	*	6,030	—	*
Oblate International Pastoral Investment Trust (7)	2,078	*	2,078	—	*
D. E. Shaw Valence Portfolios, L.L.C. (8)	953,933	*	575,912	378,021	*
Davidson Kempner Arbitrage, Equities and Relative Value LP (9)	2,181,631	*	2,181,631	—	*
M.H. Davidson & Co. (9)	66,674	*	66,674	—	*
Linden Capital L.P. (10)	3,429,080	*	3,424,079	5,001	*
Crown Managed Accounts SPC acting for and on behalf of Crown/Linden Segregated Portfolio (11)	84,316	*	84,316	—	*
PCH Manager Fund, SPC. solely on behalf of and for the account of Segregated Portfolio 214 (11)	104,680	*	104,680	—	*
Opti Opportunity Master Fund, LP (12)	880,372	*	880,372	—	*
Eagle Harbor Multi Strategy Master Fund, LTD (12)	275,655	*	275,655	—	*
Chi-Rho Multi-Strategy Master Fund, Ltd (12)	44,794	*	44,794	—	*
Silverback Master Fund Limited (13)	267,109	*	267,109	—	*
Blackwell Partners LLC_Series B (13)	478,329	*	478,329	—	*
KASAD 2, L.P. (13)	613,643	*	613,643	—	*
Tenor Opportunity Master Fund, Ltd. (14)	1,378,825	*	1,378,825	—	*
Palogic Value Fund, LP (15)	337,436	*	337,436	—	*

*	Represents beneficial ownership of less than 1% of our Class A Common Stock.

(1)	Shares held directly by Lynrock Lake Master Fund LP (“Lynrock Lake Master”). Lynrock Lake LP (the “Investment Manager”) is the investment manager of Lynrock Lake Master and, pursuant to an investment management agreement, the Investment Manager has been delegated full voting and investment power over the shares held by Lynrock Lake Master. Cynthia Paul is the Chief Investment Officer of the Investment Manager and the Sole Member of Lynrock Lake Partners LLC, the general partner of the Investment Manager, and may be deemed to exercise voting and investment power over the shares held by Lynrock Lake Master. The address of the foregoing entities is c/o Lynrock Lake LP, 2 International Drive, Suite 130, Rye Brook, New York 10573.

(2)	Aequim Alternative Investments LP is the general partner of Aequim Arbitrage Master Fund LP and the investment advisor to DS Liquid Div RVA AEQ LLC. Franklin Parlamis, David Goldstein, Paul Wanveer and Eric White share dispositive and voting power with respect to the shares held by Aequim Arbitrage Master Fund LP and DS Liquid Div RVA AEQ LLC. The address of Aequim Alternative Investments LP is Two Belvedere Place, Suite 250, Mill Valley, CA 94941.

(3)	Mr. John P. Calamos, Sr. is the Founder and Global CIO and a control person of Calamos Advisors LLC, the registered investment adviser for Calamos Market Neutral Income Fund, and may be deemed to possess voting and dispositive power over the securities held by Calamos Market Neutral Income Fund, subject to the terms and conditions of the applicable investment management agreement. Mr. Calamos disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Calamos Market Neutral Income Fund is an affiliate of Calamos Financial Services LLC, a limited-purpose registered broker-dealer that serves as the distributor for the Calamos registered open-end and closed-end investment companies; Calamos Financial Services LLC and Calamos Advisors LLC are under common control within the Calamos organization. The address of the principal business office of Calamos Advisors LLC is 2020 Calamos Court, Naperville, IL 60563.

(4)	Mr. John P. Calamos, Sr. is the Founder and Global CIO and a control person of Calamos Advisors LLC, the registered investment adviser for Calamos Global Convertible Fund, and may be deemed to possess voting and dispositive power over the securities held by Calamos Global Convertible Fund, subject to the terms and conditions of the applicable investment management agreement. Mr. Calamos disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Calamos Global Convertible Fund is an affiliate of Calamos Financial Services LLC, a limited-purpose registered broker-dealer that serves as the distributor for the Calamos registered open-end and closed-end investment companies; Calamos Financial Services LLC and Calamos Advisors LLC are under common control within the Calamos organization. The address of the principal business office of Calamos Advisors LLC is 2020 Calamos Court, Naperville, IL 60563.

(5)	Mr. John P. Calamos, Sr. is the Founder and Global CIO and a control person of Calamos Advisors LLC, the registered investment adviser for Calamos Global Convertible Fund (sub fund of GemCap Investment Funds (Ireland) plc), and may be deemed to possess voting and dispositive power over the securities held by Calamos Global Convertible Fund (sub fund of GemCap Investment Funds (Ireland) plc), subject to the terms and conditions of the applicable investment management agreement. Mr. Calamos disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Calamos Global Convertible Fund (sub fund of GemCap Investment Funds (Ireland) plc) is an affiliate of Calamos Financial Services LLC, a limited-purpose registered broker-dealer that serves as the distributor for the Calamos registered open-end and closed-end investment companies; Calamos Financial Services LLC and Calamos Advisors LLC are under common control within the Calamos organization. The address of the principal business office of Calamos Advisors LLC is 2020 Calamos Court, Naperville, IL 60563.

(6)	Mr. John P. Calamos, Sr. is the Founder and Global CIO and a control person of Calamos Advisors LLC, the registered investment adviser for Calamos Global Dynamic Income Fund, and may be deemed to possess voting and dispositive power over the securities held by Calamos Global Dynamic Income Fund, subject to the terms and conditions of the applicable investment management agreement. Mr. Calamos disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Calamos Global Dynamic Income Fund is an affiliate of Calamos Financial Services LLC, a limited-purpose registered broker-dealer that serves as the distributor for the Calamos registered open-end and closed-end investment companies; Calamos Financial Services LLC and Calamos Advisors LLC are under common control within the Calamos organization. The address of the principal business office of Calamos Advisors LLC is 2020 Calamos Court, Naperville, IL 60563.

(7)	Mr. John P. Calamos, Sr. is the Founder and Global CIO and a control person of Calamos Advisors LLC, the registered investment adviser for Oblate International Pastoral Investment Trust, and may be deemed to possess dispositive power over the securities held by Oblate International Pastoral Investment Trust, subject to the terms and conditions of the applicable investment management agreement. Voting authority over such securities is retained by Oblate International Pastoral Investment Trust. Mr. Calamos disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Oblate International Pastoral Investment Trust is an affiliate of Calamos Financial Services LLC, a limited-purpose registered broker-dealer that serves as the distributor for the Calamos registered open-end and closed-end investment companies; Calamos Financial Services LLC and Calamos Advisors LLC are under common control within the Calamos organization. The address of the principal business office of Calamos Advisors LLC is 2020 Calamos Court, Naperville, IL 60563.

(8)	As of August 17, 2026, D. E. Shaw Valence Portfolios, L.L.C. (i) beneficially owns 621 shares of Class A common stock and 377,400 shares of Class A common stock that D. E. Shaw Valence Portfolios, L.L.C. has the right to acquire through the exercise of listed call options, and (ii) pursuant to the Notes Exchange, has the right to acquire the number of Holder Shares determined in accordance with the Notes Restructuring Agreement, dated as of April 21, 2026, by and among LivePerson, Inc., SoundHound AI, Inc., and the Holders party thereto, in exchange for $5,921,846 in aggregate principal amount of Second Lien Secured Notes ((i) and (ii) hereinafter referred to collectively as the “Valence Subject Shares”). D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Valence Subject Shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Subject Shares held by D. E. Shaw Valence Portfolios, L.L.C. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such Valence Subject Shares. Edwin Jager, Maximilian Stone, Adam Deaton and Anoop Prasad, or their designees, exercise voting and investment control over such Valence Subject Shares on each of DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such Valence Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such Valence Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of such Valence Subject Shares. Dr. David E. Shaw does not own any shares of the Company directly. By virtue of Dr. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of Dr. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, Dr. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such Valence Subject Shares and, therefore, Dr. Shaw may be deemed to be the beneficial owner of such Valence Subject Shares. Dr. Shaw disclaims beneficial ownership of such Valence Subject Shares. The address of D. E. Shaw Valence Portfolios, L.L.C. is c/o D. E. Shaw & Co., L.P., Two Manhattan West, 375 Ninth Avenue, 52nd Floor, New York, NY 10001.

(9)	M.H. Davidson & Co. GP, L.L.C. (“CO GP”) is the general partner of M.H. Davidson & Co. (“CO”), and Davidson Kempner Liquid GP Topco LLC (“Liquid GP Topco”) is the managing member of CO GP. Davidson Kempner Multi-Strategy GP II LLC (“DKAERV GP”) is the general partner of Davidson Kempner Arbitrage, Equities and Relative Value LP (“DKAERV” and together with CO, the “DK Holders”), and Liquid GP Topco is the managing member of DKAERV GP. Davidson Kempner Capital Management LP (“DKCM”) acts as investment manager to each of the DK Holders. DKCM GP LLC is the general partner of DKCM. The partners of DKCM are Anthony A. Yoseloff, Patrick W. Dennis, Gabriel T. Schwartz, Chris Krishanthan, James Li, Zachary Z. Altschuler, Conor Bastable, Morgan P. Blackwell, Daniel Boehm, Suzanne K. Gibbons, Zachary Gozali, Melanie Levine, Joshua D. Morris, Punit Patel, Michael Chiaramonte, Gregory Feldman, Romain Ferron, Sona Gohel, Jeffery Hurwitz, Vince Ortiz and Andrew Tan. Mr. Anthony A. Yoseloff, through DKCM, is responsible for the voting and investment decisions relating to the securities held by the DK Holders. The address of the DK Holders is 9 West 57th Street, 29th Floor, New York, NY 10019.

(10)	The first column of this table consists of (i) 3,424,079 shares of Class A common stock beneficially owned by Linden Capital L.P. that are being registered for resale herein, and (ii) 5,001 shares of Class A common stock beneficially owned by Linden Capital L.P. Linden Advisors LP is an investment manager for the beneficial owners of Linden Capital L.P. Siu Min (Joe) Wong, the principal owner and the controlling person of Linden Advisors LP, shares voting and dispositive power with respect to the securities listed above next to Linden Capital L.P. The address of Linden Advisors LP is 590 Madison Avenue, 32nd Floor, New York, NY 10022.

(11)	Linden Advisors LP is an investment manager for the beneficial owners of Crown Managed Accounts SPC acting for and on behalf of Crown/Linden Segregated Portfolio and PCH Manager Fund, SPC. solely on behalf of and for the account of Segregated Portfolio 214. Siu Min (Joe) Wong, the principal owner and the controlling person of Linden Advisors LP, shares voting and dispositive power with respect to the securities listed above next to Crown Managed Accounts SPC acting for and on behalf of Crown/Linden Segregated Portfolio and PCH Manager Fund, SPC. solely on behalf of and for the account of Segregated Portfolio 214. The address of Linden Advisors LP is 590 Madison Avenue, 32nd Floor, New York, NY 10022.

(12)	Opti Opportunity Associates is the general partner of Opti Capital Management, LP and Xiuping Li has dispositive and voting power with respect to the shares held by Opti Opportunity Master Fund, LP, Eagle Harbor Multi Strategy Master Fund, LTD and Chi-Rho Multi-Strategy Master Fund, Ltd as the managing member of Opti Opportunity Associates. The address of Opti Capital Management, LP is 120 West 45th St., Suite 3005, New York, NY 10036.

(13)	Robert Barron, Chief Investment Officer and Investment Manager of Silverback Asset Management, LLC, has voting and dispositive power with respect to the shares held by Silverback Master Fund Limited, Blackwell Partners LLC_Series B and KASAD 2, L.P. Mr. Barron disclaims beneficial ownership of such shares. The address of Silverback Asset Management, LLC is 555 S. Mangum, Suite 910, Durham, NC 27701.

(14)	Tenor Capital Management Company, L.P. serves as the investment adviser for Tenor Opportunity Master Fund, Ltd. and therefore may be deemed to share voting and investment power with respect to these shares in such capacity. Tenor Management GP, LLC is the general partner of Tenor Capital Management Company, L.P. and Robin R. Shah is the sole managing member of Tenor Management GP, LLC. As such, Mr. Shah may be deemed to have beneficial ownership of the shares. The address of Tenor Opportunity Master Fund, Ltd. is c/o Tenor Capital Management, 810 7th Avenue, Suite 1905, New York, NY 10019.

(15)	Palogic Value Management, L.P. (“Palogic Value Management”) is the general partner of, and may be deemed to beneficially own securities owned by, Palogic Value Fund. Palogic Capital Management, LLC (“Palogic Capital Management”) is the general partner of, and may be deemed to beneficially own securities beneficially owned by, Palogic Value Management. Mr. Vardeman is the sole member of, and may be deemed to beneficially own securities beneficially owned by, Palogic Capital Management. Mr. Vardeman is also a limited partner in, and may be deemed to beneficially own securities owned by, Palogic Value Fund. The address of Palogic Value Fund, LP is 8333 Douglas Ave., Suite 775, Dallas, TX 75225.

PLAN OF DISTRIBUTION

The selling securityholders, including such selling securityholders’ respective donees, pledgees, transferees, assignees, designees, distributees or other successors-in-interest selling our Common Stock or interests in our Common Stock received after the date of this prospectus supplement from such selling securityholders as a gift, pledge, partnership distribution or other transfer other than through a public sale, may sell the offered securities from time to time, separately or together, covered by this prospectus supplement. Registration of the securities covered by this prospectus supplement does not mean, however, that those securities necessarily will be offered or sold. To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution.

The securities covered by this prospectus supplement may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including, but not limited to, the following:

●	on any national securities exchange on which our Common Stock may be listed at the time of sale, including the Nasdaq Global Market (including through “at-the-market” offerings);

●	in the over-the-counter market;

●	in privately negotiated transactions;

●	in an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

●	through broker-dealers, who may act as agents or principals;

●	through the distribution of the securities by any selling securityholder to its partners, members, managers, affiliates, employees, directors or stockholders;

●	through one or more underwriters for resale to the public or institutional investors;

●	in a block trade (which may involve crosses) in which a broker-dealer may attempt to sell a block of Common Stock as agent or may position and resell all or a portion of the block as principal to facilitate the transaction;

●	through put or call option transactions relating to our Common Stock;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;

●	in short sales entered into after the date of this prospectus supplement;

●	directly to one or more purchasers, including through a specific bidding, auction or other process;

●	through agents to the public or to institutional investors;

●	directly to institutional investors;

●	directly to a limited number of purchasers;

●	through loans or pledges of our Common Stock, including to a broker-dealer or an affiliate thereof; or

●	through a combination of any of these methods of sale or by any other legally available means.

In effecting sales, brokers or dealers engaged by the selling securityholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of our Common Stock by a broker-dealer as principal and resales of our Common Stock by the broker-dealer for its account pursuant to this prospectus supplement;

●	ordinary brokerage transactions; or

●	transactions in which the broker-dealer solicits purchasers on a best-efforts basis.

To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution, and, if required, such amendment or supplement will set forth the aggregate amount of Common Stock covered by this prospectus supplement being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such amendment or supplement to this prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus supplement is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Common Stock covered by this prospectus supplement.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, managers, affiliates or direct or indirect equityholders pursuant to the registration statement of which this prospectus supplement forms a part. Such members, partners, managers, affiliates or equityholders would thereby receive freely tradeable Common Stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In addition, upon being notified by a selling securityholder that a donee, pledgee, distributee, transferee or other successor-in-interest intends to sell securities, we will, to the extent required, promptly file a supplement to this prospectus supplement to name specifically such person as a selling securityholder.

If the selling securityholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus supplement, the selling securityholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The selling securityholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in an amendment or supplement to this prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. To the extent required, the conditions to these contracts and the commission that the selling securityholders must pay for solicitation of these contracts will be described in an amendment or supplement to this prospectus supplement.

The selling securityholders may, from time to time, pledge or grant a security interest in some of the Common Stock owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Common Stock, as applicable, from time to time, under this prospectus supplement, or under an amendment or supplement to this prospectus supplement. The selling securityholders also may transfer our Common Stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement.

In connection with the sale of Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The selling securityholders may also sell Common Stock short and deliver these securities to close out their short positions, or loan or pledge Common Stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the Common Stock offered by this prospectus supplement, which Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the third party may use shares of Common Stock pledged by such selling securityholder or borrowed from such selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares of Common Stock received from such selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus supplement, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling securityholders may otherwise loan or pledge shares of Common Stock to a financial institution or other third party that in turn may sell the shares of Common Stock short using this prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in the securities of such selling securityholder or in connection with a concurrent offering of other securities.

Shares of Common Stock may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

In connection with the sale of the Common Stock covered by this prospectus supplement through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of Common Stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. To the extent applicable, the selling securityholders will pay any underwriting discounts, selling commissions or transfer taxes incurred by the selling securityholders in connection with the sale of the Common Stock offered hereby.

Our Common Stock is listed on the Nasdaq Global Select Market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters, broker-dealers or agents participating in the distribution of Common Stock covered by this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. A selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to the sale of the Common Stock covered by this prospectus supplement. We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their respective affiliates.

We and the selling securityholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of our Common Stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some of the Common Stock covered by this prospectus supplement may be sold by selling securityholders in private transactions or under Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act rather than pursuant to this prospectus supplement.

We have agreed in the Registration Rights Agreement to indemnify the selling securityholders (and the selling securityholders have agreed to indemnify us) against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. We have also agreed to pay certain registration expenses of the selling securityholders.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Latham & Watkins LLP.

EXPERTS

The financial statements of SoundHound AI, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Interactions Corporation because it was acquired by SoundHound AI, Inc. in a business combination during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LivePerson, Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, included as Exhibit 99.1 to the registration statement on Form S-3 (Registration No. 333-295779) of which this prospectus supplement forms a part, have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Interactions Corporation as of and for the year ended December 31, 2024 included in the Current Report on Form 8-K/A of SoundHound AI, Inc., filed with the Securities and Exchange Commission on November 17, 2025, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

SOUNDHOUND AI, INC.

CLASS A COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of SoundHound AI, Inc. (“SoundHound,” the “Company,” “we,” “us” or “our”):

●	Class A common stock, par value $0.0001 per share (the “Class A Shares,” the “Class A Common Stock” or the “Common Stock”);

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and options to purchase additional shares will be set forth in a prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

Our Class A Common Stock is listed on the Global Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SOUN.” The last reported sale price of our Class A Common Stock on May 8, 2026 was $8.88 per share. Our listed redeemable warrants are listed on the Nasdaq Global Market under the symbol “SOUNW.”

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 6  and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and in the relevant prospectus supplement. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 11, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing an automatic “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections entitled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of SoundHound and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	our ability to execute our business strategy, including launching new product offerings and expanding information and technology capabilities;

●	our market opportunity and our ability to acquire new customers and retain existing customers;

●	the timing and impact of our growth initiatives on our future financial performance;

●	our ability to integrate the businesses and operations from our recent acquisitions with our current operations to realize the expected benefits of those acquisitions;

●	our ability to close our pending acquisition of LivePerson, Inc.;

●	our ability to protect intellectual property and trade secrets;

●	our ability to obtain additional capital, as necessary, including equity or debt financing, on terms that are acceptable to us, if at all;

●	changes in applicable laws or regulations and extensive and evolving government regulations that impact our operations and business;

●	our ability to attract or maintain a qualified workforce;

●	level of product service failures that could lead our customers to use competitors’ services;

●	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including with respect to our AI technology;

●	risks relating to uncertainty of our estimates of market opportunity and forecasts of market growth;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties described under the section titled “Risk Factors” in this prospectus and the documents incorporated by reference herein.

Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus and the documents incorporated by reference herein, and in particular, the risks discussed below and under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and in other documents we file with the SEC, as well as any amendments thereto. The following discussion should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and notes to such financial statements incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views at the time the forward-looking statement was made with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “SoundHound” means SoundHound AI, Inc. and its subsidiaries. Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Company Overview

We are a global leader in conversational intelligence, offering independent Voice AI solutions that enable businesses to deliver high-quality conversational experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators across automotive, TV, and IoT, and to customer service industries via groundbreaking AI-driven products like Smart Answering, Smart Ordering, and Dynamic Interaction™, and Employee Assist. Along with SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, SoundHound powers millions of products and services, and processes billions of interactions each year for world class businesses.

We believe voice-enabled conversational user interface is a more natural interface for nearly all use cases, and product creators should have the ability to design, customize, differentiate, innovate and monetize the interface to their own product, as opposed to outsourcing it to a third-party assistant. For example, using SoundHound, businesses can voice-enable their products so consumers can say things like, “Turn off the air conditioning and lower the windows,” while in their cars, “Find romantic comedies released in the last year,” while streaming on their TV and even place food orders before arriving at a restaurant by talking to their cars, TVs or other IoT devices. Additionally, SoundHound’s technology can address complex user queries such as, “Show me all restaurants within half a mile of the Space Needle that are open past 9pm on Wednesdays and have outdoor seating,” and follow-on qualifications such as “Okay, don’t show me anything with less than 3 stars or fast food.”

The SoundHound developer platform, Houndify, is an open-access platform that allows developers to leverage SoundHound’s Voice AI technology and a library of over 100 content domains, including commonly used domains for points of interest, weather, flight status, sports and more. SoundHound's Collective AI is an architecture for connecting domain knowledge that encourages collaboration and contribution among developers. The architecture is based on proprietary software engineering technology, CaiLAN (Conversational AI Language), and machine learning technology, CaiNET (Conversational AI Network) to ensure fast, accurate and appropriate responses.

Our market position is strengthened by the technical barriers to entry in the Voice AI space, which tend to discourage new market participants. Furthermore, our technology is backed by significant investments in intellectual property, with over 359 patents granted and over 102 patents pending, spanning multiple fields including speech recognition, natural language understanding, machine learning, monetization and more. We have achieved this critical momentum in part thanks to a long-tenured leadership team with deep expertise and proven ability to attract and retain talent.

We believe that SoundHound is well-positioned to fill the growing void and demand for an independent Voice AI platform. The Voice AI offerings from big tech companies are primarily an extension of their more core services and offerings. Rather than strengthening a customer’s product, it can take over the entire experience, thus disintermediating our brand, users and data. As a result, brands relying on big tech may lose their ability to innovate, differentiate and customize. In some cases, these providers even compete with the products they support, making them increasingly less attractive as a choice for a voice interface.

The alternative options are generally legacy vendors tending to use what we consider to be dated technologies at a high price. Furthermore, many of these technologies still require significant effort by the product creators to turn them into solutions that can compete with the quality of the big tech offering, which in many cases is not practical. Due to the high barrier to entry in Voice AI, there are not many independent players.

This creates a great opportunity for SoundHound: we believe that we provide disruptive technologies that are superior to the alternatives, with better terms, allowing customers to maintain their brand, control the user experience, get access to the data and define their own privacy policies, while being able to customize, differentiate, innovate and monetize.

When it comes to criteria for adoption, our goal is to win on every dimension. We believe to be the first two criteria customers typically consider are technology and brand control. We strive to provide our customers with the best technology, and we provide a white label solution giving our customers control of their brands. In some industries you may have to choose between technology and brand control. In our case, we offer our customers the best of both, enabling them to offer disruptive technologies to their users while maintaining control of their brand and user experience.

We also expect to provide an additional path to monetization for our customer base. By choosing our platform, product creators can generate additional revenue while making their product better by using Voice AI, providing further incentive to choose our platform.

We believe that we offer a superior ecosystem, benefiting from our Collective AI product architecture along with offering customers definable privacy controls, which are becoming increasingly important in the industry of Voice AI. Additionally, there is no conflict of interest between us and our partners and customers as we do not compete with them (as some other Voice AI vendors do). We also offer edge and hybrid solutions. This means our technology can optionally run without a cloud connection for increased flexibility and privacy. We aim to deliver the most advanced Voice AI in the world and thus allowing our partners to differentiate and innovate their overall experiences for their brands.

We strongly believe that product creators know their product and users best. The idea of a single third-party assistant taking over their product is not reflective of our anticipated future. We envision that every product will have its own identity, and will have Voice AI customized in different ways. Product creators can each tap into a single Collective AI to access the ever-growing set of domains, but the product creators can innovate on top of Collective AI and create value for the end users in their own way. This is the future that we are focusing on enabling.

When a product is voice enabled, we see three stages of integration and value propositions. The first stage is to enable the core use case of the product. For example, the product could be a TV, a coffee machine, a car, a wearable device, a robot, a smart speaker or an appliance, and with your voice you can control the functionality of the device and the product. With a TV, you can ask it to change the channel, increase the volume, rewind by 30 seconds, search for movies and even add personalization by adding a TV show to your favorites. Note that this is different from adding a third-party voice assistant to the product. Our view is that every product needs to have an interface, and voice-AI is a natural and compelling interface that unlocks new use cases and potential. Consider just the simple example of rewinding or fast forwarding by a specific duration. That is a command that can be done with voice in only a few seconds, but it can take many steps to use alternative interfaces such as a remote control or a companion app.

Once the core features of a product are voice-enabled, it can be further enhanced in the second stage of integration: the addition of third-party content and domains. SoundHound has extensive partnerships with content providers and, through these partnerships, can fulfill many needs of our customers. For example, your TV, car or even a coffee machine can answer questions about weather, sports scores, stock prices or flight status, and even search for a local business. The addition of these public domains further enhances the value proposition of the product.

Finally, as the third step, you enter the world of monetization where you can add features that deliver value to the end user, and also generate revenues that we share with the product creators. To summarize with an example, imagine walking up to your coffee machine and asking for a triple shot extra hot latte. While you are waiting for your drink, you can ask for weather and sports scores, and if you desire, you can even order bagels from your favorite nearby bakery.

Our Products and Technology

SoundHound’s momentum in the Voice AI market can, in large part, be attributed to our large number of technology breakthroughs.

Houndify Platform

SoundHound’s Voice AI platform combines advanced AI with engineering expertise to help brands build conversational voice assistants. From proprietary components to customizable and scalable solutions, we offer tools to build a highly accurate and responsive voice user interface.

The suite of Houndify tools includes Application Programming Interfaces (“API”) for text and voice queries, support for custom commands, extensive library of content domains, inclusive Software Development Kit platforms, collaboration capabilities, diagnostic tools, and built-in analytics.

Houndify provides a web API that takes in text queries or audio and returns actionable JavaScript Object Notation to anyone with an internet connection wanting to add Voice AI to any product or application.

CaiNET and CaiLAN Expert Domain Selections

SoundHound’s CaiNET software uses machine learning to enhance how domains work together to better handle complex queries including natural language processing, predictive analytics, and building language models, or translation of speech.

SoundHound’s proprietary CaiLAN software expertly arbitrates responses so users get better answers from the right domain such as for use with natural language processing, predictive analytics, and building language models, or translation of speech.

Automatic Speech Recognition (“ASR”)

Our highly optimized, tunable, and scalable ASR engine supports vocabulary sizes containing millions of words. Houndify’s machine learning infrastructure allows us to tune the engine to achieve optimal Computer Processing Unit (“CPU”) performance while delivering high accuracy rates.

Houndify’s language and acoustic modelling architecture also uses machine learning to increase word recognition accuracy. Rapid iteration is possible due to our accelerated training pipeline and architecture that improves as data is collected. Highly accurate transcriptions result from advanced acoustic models trained to perform in a variety of scenarios — including in severely noisy environments and when accented language is spoken.

Natural Language Understanding (“NLU”)

Our proprietary Speech-to-Meaning technology tracks speech in real-time and understands the context, even before the user has finished speaking. Instead of the typical two-step process of transcribing speech into text and then passing the text into an NLU model, Houndify can accomplish both of these tasks in one step, delivering faster and more accurate results.

Houndify’s ability to process and understand speech the instant a user stops speaking gives voice assistants the ability to respond faster. Understanding speech in real-time without requiring additional processing or waiting for the user to finish speaking creates responsive and natural conversations between people and products.

By understanding context, Houndify responds accurately to users by distinguishing between similar words and names. Our NLU can discern the difference between words that sound the same, but have different spellings and meanings. For example, if users want to navigate to 272 Hoch Street in Dayton, Ohio, it won’t look for Hawk Street.

Using our proprietary Deep Meaning Understanding technology, a custom voice assistant can handle complex queries with compound criteria including conversational follow up, address multiple questions and filter results simultaneously — accurately and quickly answering users’ most complex questions.

These technologies are anchored by three important innovations: Speech-to-Meaning, Deep Meaning Understanding and Collective AI.

Speech-to-Meaning refers to SoundHound’s ability to convert speech to meaning simultaneously and in real time. Most traditional approaches first convert speech to text, and then convert text to meaning. This approach can be both slower and less accurate. It’s slower because the two steps are done in sequence, and the additional processing time of the second step can be noticeable by the end user. It can also be less accurate because if the first step of speech to text makes a mistake, the resulting incorrect text is then sent to the second step, and the error further propagates.

Our development of Speech to Meaning technology was inspired by the human brain. As we listen to someone speaking, our brain does not convert speech to text, and then text to meaning. Instead, our brain converts speech to meaning simultaneously and in real time. With Speech-to-Meaning, as you speak to SoundHound’s technology, it performs both speech recognition and language understanding simultaneously, which results in faster response time and higher accuracy, because real-time language understanding can feed into the real-time speech recognizer as additional information to reduce errors.

Deep Meaning Understanding is our innovative approach to language understanding that allows our Voice AI platform to understand highly complex conversation.

For example it can understand: “Show me hotels in San Francisco that are less than $600, but not less than $300, are pet friendly, have a gym and a pool with at least three stars staying for two nights, and don’t include anything that doesn’t have Wi-Fi.”

A complex search like this will take many minutes to perform on a website with complex forms, but it can be done within a few seconds using SoundHound technology, which we believe to be unique in its ability to handle complex queries of this nature at scale.

Collective AI is an architecture that gives potential to SoundHound to improve the understanding capability of its platform exponentially based on linear contributions.

Most other platforms add skills or domains that are separate and don’t interact with each other. For them, linear contribution results in linear growth in understanding, which is less scalable. With the Collective AI architecture, SoundHound domains can be interconnected and learn from each other. As developers contribute to the platform, the platform’s understanding capability can grow exponentially.

Smart Ordering

SoundHound Smart Ordering offers an easy-to-understand voice assistant for restaurants that takes phone orders and automatically processes them by seamlessly integrating with multiple POS systems. For enterprises, we also offer a flexible Gateway to integrate with custom POSs.

Dynamic Interaction

Dynamic Interaction is a category-level breakthrough in conversational AI that we believe raises the bar for human-computer interaction by not only recognizing and understanding speech, but also responding and acting in real-time. Where existing voice technology requires wake words and relies on turn-taking with awkward pauses to process requests, Dynamic Interaction uses the twin technologies of fragment parsing – which breaks speech down to partial-utterances and processes them in real-time – and full-duplex audio-visual integration to create an instantaneous, next-generation experience in human-computer interaction.

SoundHound Chat AI

We launched SoundHound Chat AI, which we believe will usher in a new phase of voice-enabled, conversational AI by combining the power of software engineering and machine learning generative AI.

SoundHound Chat AI integrates with dozens of knowledge domains, pulling real-time data like weather, sports, stocks, flight status, restaurants, and many more. We combine this with the most cutting-edge large language models like OpenAI’s ChatGPT to deliver the most accurate, timely, and comprehensive responses. There is no need for awkward search queries since you can speak to SoundHound Chat AI naturally, like another person. You can also follow-up questions and commands without awkward pauses to filter, sort, or add more information to the original request.

Smart Answering

SoundHound Smart Answering is built to offer all customer establishments, including restaurants, the option to build an easy to use, custom AI-powered voice assistant that can handle 100% of phone calls including, greetings, hours, menu, location, delivery, wait time, policies, promotions, including SMS functionality for reservations and appointments, and many more standard and custom options.

Wake Words

Wake words are the entry point into branded voice experiences, allowing users to invoke the assistant by literally speaking the company’s name. Examples range from “Hey Pandora” in a mobile app to “Hey Peugeot” within a vehicle.

Rigorous development and testing enable our wake words to perform in noisy environments and minimize false-positives or false-negatives. We use advanced machine learning algorithms and Deep Neural Networks to provide broad robustness to our high-volume training data, resulting in high accuracy.

Custom Domains

Our library of over 100 public domains is available to give developers instant access to a broad range of content to fit their unique use cases. This includes multi-category content intended to appeal to broad range of audiences, including, for instance, sports scores, weather, podcasts, travel information, recipes, stock prices, among many others.

Companies can enhance product functionality or proprietary operations with Houndify Private Domains, allowing customization and development of more specific content. Customers who subscribe for this service have full access to their private domains securely on our platform while retaining the ability to iterate and update content.

For example, an automotive manufacturer can make helpful updates about the car’s user manual over time. In this way, SoundHound becomes a long-term “partner” to its customers, helping companies create the domains that they need in order to improve brand value for their own customers or end users.

Text-to-speech (“TTS”)

A high quality TTS helps companies create a unique voice that differentiates them from the competition. Brands can fully express their personality by choosing the gender, tone, and personality that will become their vocal identity.

Our machine learning algorithms transform recorded voices into large databases of spoken sounds to form entire vocabularies of natural language — adapted to the user’s environment. We can transform any voice to generate a high-quality TTS with a small CPU footprint.

Edge and Cloud Connectivity

With edge (embedded) we offer a fully-embedded voice solution for brands seeking the convenience of a voice user interface without the privacy or connectivity concerns of the internet. Includes full access to custom commands and the ability to instantly update commands during development.

With Cloud we equip your voice assistant with real-time data from the cloud, deliver the most relevant responses with no CPU or memory restrictions, and retain ownership of customer relationships with access to data and analytics.

To harness the capabilities of full cloud connectivity with the reliability of embedded edge voice technology. Houndify Edge Hybrid solutions are designed to ensure that devices are always-on and responsive to commands. Allows for over-the-air product updates and a broader voice experience with the level of cloud-connectivity that best matches the product and its users.

Corporate Information

Our principal executive offices are located at 5400 Betsy Ross Drive, Santa Clara, CA 95054, and our telephone number is (408) 441-3200. Our corporate website address is www.soundhound.com. The information contained on or accessible through our website is not a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those described in the documents incorporated by reference into this prospectus and any prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference therein and herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which may include, without limitation, investing in or acquiring companies and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or in cash or money market funds.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our Class A Common Stock and redeemable listed warrants, which are quoted on the Nasdaq Global Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our Class A Common Stock or redeemable listed warrants on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our Class A Common Stock or redeemable listed warrants. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our Restated Certificate of Incorporation, referred to herein as our charter, and our Amended and Restated Bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of 800,000,000 shares, par value $0.0001 per share, consisting of: 799,000,000 shares of common stock, of which, 755,000,000 shares are designated as Class A Common Stock and 44,000,000 shares are designated as Class B common stock (“Class B Common Stock”); and 1,000,000 shares of preferred stock, all of which are currently undesignated. Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, of:

●	Class A Common Stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of December 31, 2025, there were 390,070,691 shares of the Company’s Class A Common Stock and 32,535,408 shares of the Company’s Class B Common Stock issued and outstanding. In addition, there were 3,654,115 shares of Class A Common Stock issuable upon exercise of outstanding warrants, 3,883,413 shares of Class A Common Stock issuable upon exercise of outstanding stock options, 15,971,969 shares of Class A Common Stock issuable upon vesting of restricted stock units and 20,844,261 shares of Class A Common Stock issuable upon the achievement of certain milestones in connection with our acquisitions of Synq3, Inc. (“Synq3”) and Amelia Holdings, Inc. (“Amelia”).

Our charter provides for two classes of common stock, and provides that, subject to the rights of any holders of any series of preferred stock, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder as of the applicable record date on all matters submitted to a vote at any meeting of stockholders and each holder of Class B Common Stock shall have the right to ten votes per share of Class B Common Stock held of record by such holder as of the applicable record date on all matters properly submitted to stockholders entitled to vote thereon. Our charter provides for mandatory or optional conversion of the Class B Common Stock upon the occurrence of circumstances described in the charter. The holders of outstanding shares of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our Class A Common Stock and Class B are not entitled to pre-emptive rights and are not subject to redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our Class A Common Stock and Class B Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of Class A Common Stock and Class B Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock, including any series of preferred stock that we may designate and issue in the future. Our Class A Common Stock are listed on The Nasdaq Global Market under the trading symbol “SOUN.” The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company. The Transfer Agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Preferred Stock

As of December 31, 2025, we have 1,000,000 shares of preferred stock authorized, all of which are currently undesignated. Pursuant to our charter, our undesignated shares of preferred stock are “blank check” preferred stock which means that our board of directors are authorized, without further action by the stockholders, to establish one or more class or series, and fix the relative rights and preferences of the Company’s undesignated preferred stock.

In connection with any offering of undesignated preferred stock, we will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of Class A Common Stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of Class A Common Stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Currently Outstanding Warrants

As of December 31, 2025, there were 3,654,115 public warrants and warrants that were issued in private placement transactions outstanding, including 208,000 warrants issued in connection with our Business Combination (as hereinafter defined) (the “private warrants”). The terms of our private warrants and the terms of our public warrants are identical. Each whole warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our business combination with Archimedes Tech SPAC Partners Co. on April 26, 2022 (the “Business Combination”). However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Class A Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Class A Common Stock issuable upon exercise of the public warrants is not effective within 90 days following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of the Class A Common Stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on April 26, 2027, which is the fifth anniversary of our completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of the Class A Common Stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public warrants, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Class A Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of Class A Common Stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Class A Common Stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.

Subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Our public warrants are listed on The Nasdaq Global Market under the trading symbol “SOUNW.” The warrant agent is Continental Stock Transfer & Trust Company.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of SoundHound AI, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Interactions Corporation because it was acquired by the Company in a business combination during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LivePerson, Inc. as of December 31, 2025 and 2024, and for each of the three years in period ended December 31, 2025, included as Exhibit 99.1 to this Registration Statement have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Interactions Corporation as of and for the year ended December 31, 2024 included in the Current Report on Form 8-K/A of SoundHound AI, Inc., filed with the Securities and Exchange Commission on November, 14, 2025, have been audited by Ernst & Young LLP independent auditors, as set forth in their report thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We file annual, quarter and periodic reports, proxy statements and other information with the SEC using its EDGAR system. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1. Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026;

2. Our Definitive Proxy Statement filed with the SEC on April 9, 2026;

3. Our Current Report on Form 8-K/A filed with the SEC on November 17, 2025 and our Current Reports on Form 8-K filed with the SEC on March 18, 2026 and April 21, 2026; and

4. The description of our common stock and warrants contained in our Registration Statement on Form 8-A filed with the SEC on March 10, 2021 and the Description of Securities filed as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such information.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting General Counsel, c/o SoundHound AI, Inc., at 5400 Betsy Ross Drive, Santa Clara, CA 95054. Our telephone number is (408) 441-3200. Information about us is also available at our website at www.soundhound.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.